Exhibit 10.2
OSI PHARMACEUTICALS, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made this 14th day of July, 2006 (the “Grant Date”) by and between OSI PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and [DIRECTOR] (the “Director”).
     WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the grant of Restricted Stock (as defined below) to the Director upon the [election][re-election] to the Board of Directors of the Company, as described herein;
     NOW, THEREFORE, the parties hereto mutually agree to the following terms and conditions of this Agreement:
          1. Issuance of Stock. Pursuant to the terms of the OSI Pharmaceutical, Inc. Amended and Restated Stock Incentive Plan (the “Plan”), the Company shall issue to the Director                      shares of Common Stock, subject to the terms, conditions and restrictions of this Agreement and the Plan (the “Restricted Stock”). The Company may withhold the actual delivery of a stock certificate evidencing the Restricted Stock awarded hereunder until such shares of Restricted Stock have become vested and transferable under the terms hereof or may issue in the name of the Director a certificate evidencing such shares of Restricted Stock, which certificate shall bear a legend reflecting the restrictions imposed under this Agreement and such other legends the Company deems appropriate to comply with any applicable securities laws.
          2. Vesting and Forfeiture. Except as the Compensation Committee of the Board of Directors may otherwise provide, Restricted Stock issued under this Agreement shall vest in four equal tranches of                      shares of Restricted Stock on each anniversary of the Grant Date, commencing July 14, 2007 and terminating on July 14, 2010 (the “Final Vesting Date”). In the event that the Director ceases to be affiliated with the Company or any parent or subsidiary of the Company, either as a member of the Board of Directors of the Company or as a consultant or employee, on or prior to the Final Vesting Date for any reason, all unvested shares of Restricted Stock issued hereunder shall be forfeited as of the date of that the Director no longer has any such affiliation, and the Director shall have no further rights with respect to such forfeited shares of Restricted Stock.
          3. Restriction on Transferability. Shares of Restricted Stock issued hereunder shall not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered or disposed of in any manner by the Director prior to the date such shares become vested under Section 2 of this Agreement.
          4. Voting, Dividend and Tender Offer Rights. Unless shares of Restricted Stock have been forfeited hereunder, the Director shall have all voting, dividend and tender offer rights with respect to shares of Restricted Stock issued under this Agreement, whether or not such shares are vested or unvested.

          5. Securities Laws. The Company shall not be obligated to issue or deliver any shares of Restricted Stock under this Agreement in any manner in contravention of the Securities Act of 1933, as amended, any other federal or state securities law or the rules of any exchange or market system upon which the Common Stock is traded. The Board of Directors of the Company or the Committee (as designated under the Plan) may, at any time, require, as a condition to the issuance or delivery of shares of Common Stock hereunder, the representation or agreement of the Director to the effect that the shares issuable hereunder are acquired by the Director for investment purposes and not with a view to the resale or distribution thereof, and may require such other representations and documents as may be required to comply with applicable securities laws or the rules of any applicable exchange or market system.
          6. Withholding of Applicable Taxes. The Director shall pay, or make provision satisfactory to the Company for the payment of, any taxes that the Company is obligated to collect with respect to the issuance or vesting of Restricted Stock under this Agreement, including but not limited to, any applicable federal, state or local withholding or employment taxes (such amount, the “Withholding Amount”). If the Director shall fail to pay, or make provision for the payment of the Withholding Amount, the Company shall have the right to withhold the Withholding Amount from the Restricted Stock, compensation or other amounts the Company owes the Director. For these purposes, the Company may reduce the number of Restricted Shares retained by the Director to satisfy the Withholding Amount.
          7. Subject to Terms of Plan. Shares of Restricted Stock issued hereunder are subject to the terms and provisions of the Plan. All terms used herein which are defined in the Plan and not otherwise defined herein shall have the same meanings as in the Plan. To the extent that the provisions hereof conflict with those of the Plan, the provisions of the Plan shall control. All decisions or interpretations made by the Committee regarding any issue or question arising under this Agreement or the Plan shall be final, binding and conclusive on the Company and the Director.
          8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, including the successors and assigns of the Company.
          9. Governing Law. This Agreement will be interpreted and enforced under the laws of the State of New York, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties will submit any dispute or claim arising under this Agreement to the exclusive jurisdiction of the U.S. federal or New York state courts within the New York counties of New York, Nassau, or Suffolk, and the parties hereby submit to, and waive any objection to, personal jurisdiction and venue in such courts for such purpose.
          10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused to be duly executed on their behalf, this Restricted Stock Agreement as of the day and year first above written.

OSI PHARMACEUTICALS, INC.

Name:
Title:

DIRECTOR

[DIRECTOR]